Richardson & Company
550 Howe Avenue, Suite 210
 Sacramento, California 95825

 Telephone: (916) 564-8727
 FAX: (916) 564-8728

CONSENT OF RICHARDSON & COMPANY

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sonoma Valley Bancorp's 2007 Equity Incentive Plan of our report dated February 26, 2007 with respect to the consolidated financial statements of Sonoma Valley Bancorp and Subsidiary included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
Sacramento, California
August 7, 2007